Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investors:
Antonella Franzen (609) 720-4665

Ryan Edelman (609) 720-4545

Media: Fraser Engerman (414) 524-2733

Johnson Controls Announces Additional $8.5 Billion Share Repurchase Authorization

CORK, Ireland, March 7, 2019 — Johnson Controls International plc (NYSE: JCI) today announced that the Company’s board of directors has approved an additional $8.5 billion share repurchase authorization, subject to the completion of the previously announced sale of the Company’s Power Solutions business. The Company has received U.S. and European antitrust approvals relating to the sale and is targeting to close the transaction no later than June 30, 2019, subject to customary closing conditions and receipt of all required regulatory approvals.

“Today’s announcement reflects our progress towards completing the sale of Power Solutions and our commitment to return capital to our shareholders,” said chairman and CEO George Oliver. “When completed, the sale of our Power Solutions business will streamline our portfolio and increase long-term shareholder value by creating a pure-play buildings technology and solutions provider focused on execution and increasing financial flexibility.”

In implementing this share repurchase authorization, Johnson Controls may purchase shares in the open market or through a variety of methods as permitted by applicable securities laws and other legal requirements. There is no obligation to repurchase any particular amount of common stock, and the manner, timing and amount of any purchase will be determined subject to an evaluation of the price and availability of the Company’s common stock, general market conditions, and other factors. The stock repurchase authorization does not have a set expiration date and may be amended or terminated at any time at the Company’s discretion without prior notice.

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About Johnson Controls:

Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 120,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient, changes in tax laws (including but not limited to the recently enacted Tax Cuts and Jobs Act), regulations, rates, policies or interpretations, the loss of key senior management, the tax treatment of recent portfolio transactions, significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions, the risk that disruptions from recent transactions will harm Johnson Controls’ business, the strength of the U.S. or other economies, changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency rates and cancellation of or changes to commercial arrangements, and with respect to the disposition of the Power Solutions business, the expected financial impact and timing of the Power Solutions disposition, whether and when the required regulatory approvals for the Power Solutions disposition will be obtained, the possibility that closing conditions for the Power Solutions disposition may not be satisfied or waived, and whether the strategic benefits of the Power Solutions transaction can be achieved. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2018 fiscal year filed with the SEC on November 20, 2018, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.

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